SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2007

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On May 18, 2007, Christiaan A. Van Den Berg was appointed a director of Lithium Technology Corporation (the “Company”) by the Company’s Board of Directors to fill a vacancy on the Company’s Board of Directors. In addition, on May 18, 2007 Mr. Van Den Berg was appointed the Chairman of the Board. Mr. Van Den Berg has been serving as co-Chief Executive Officer of Arch Hill Capital since 2003. Currently, Mr. Van Den Berg serves as Chief Executive Officer of GAIA Holding. Mr. Van Den Berg has 30 years of experience in banking, venture capital, industrial ventures, real estate property development and retail business. Mr. Van Den Berg served as Executive Board member of the Fortis Group, CEO of Fortis Bank Netherlands and CEO of BMW Netherlands. Furthermore, Mr. Van Den Berg holds directorships positions in a number of Dutch and French private companies. Mr. Van Den Berg holds a Business Administration degree from the University of Amsterdam (‘73).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2007

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Amir Elbaz
Amir Elbaz
Chief Financial Officer

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